UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On October 24, 2012, the Board of Directors (the “Board”) of Visa Inc. (the “Company”) authorized a revised form of indemnification agreement to be entered into with the directors and officers of the Company. The new form of indemnification agreement modifies certain terms of the indemnification agreements previously entered into between the Company and the directors and officers of the Company, including: (i) by extending certain indemnification coverage to the spouse or domestic partner of a covered director or officer of the Company; (ii) by deleting a provision that previously allowed the Company (on a permissive basis) to provide indemnification for any claim relating to foreign corrupt practices or acts of commercial bribery regardless of circumstances, such that now the Company will be required to provide indemnification when the indemnitee acted in good faith and otherwise in accordance with the terms of the indemnification agreement; and (iii) by clarifying that the Company shall not be obligated to indemnify officers or directors for certain incentive compensation “clawbacks” as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The foregoing is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2012, the board of directors made certain amendments to the Company’s Bylaws, including clarifying the roles and responsibilities of the position of the Company’s Lead Director in connection with the separation of the roles of Chairperson and Chief Executive Officer. The amendments also clarify the role and responsibilities of the Company’s President.

The foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

3.1	Amended and Restated Bylaws.
10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: October 25, 2012
	By:	/s/ Byron H. Pollitt
Byron H. Pollitt Chief Financial Officer